July 31, 2020

William Blair Investment Management, LLC

150 North Riverside Plaza

Chicago, IL 60606

Re:	Management Agreement with William Blair Funds dated
December 15, 1999 (the “Management Agreement”)

Ladies and Gentlemen:

Pursuant to Section 2 of the Management Agreement, the William Blair Funds hereby provide notification of a new series of the William Blair Funds (the “Trust”) to be called “William Blair Emerging Markets Debt Fund” (the “New Portfolio”). Attached hereto are Amended Appendix A and B to the Management Agreement to reflect, among other things, the appropriate management fees and initial term end for the New Portfolio and also to reflect name changes or liquidations of existing series of the Trust.

By signing below, William Blair Investment Management, LLC agrees to render the investment advisory and management services to the New Portfolio under the terms of the Management Agreement and amended Appendix A and B attached hereto.

WILLIAM BLAIR FUNDS

By:	/s/ John M. Raczek

Name: John M. Raczek
Title: Treasurer, William Blair Funds

Accepted this 31st day

of July, 2020.

WILLIAM BLAIR INVESTMENT MANAGEMENT, LLC

By:	/s/ Arthur J. Simon

Name: Arthur J. Simon
Title: Partner & General Counsel

APPENDIX A

MANAGEMENT FEES

William Blair Growth Fund:

.75% of average daily net assets

William Blair Large Cap Growth Fund:

.60% of average daily net assets

William Blair Small Cap Growth Fund:

1.10% of average daily net assets

William Blair International Growth Fund:

1.10% of the first $250 million of average daily net assets; plus

1.00% of the next $2.25 billion of average daily net assets; plus

0.975% of the next $2.5 billion of average daily net assets; plus

0.95% of the next $5 billion of average daily net assets; plus

0.925% of the next $5 billion of average daily net assets; plus

0.90% of the average daily net assets over $15 billion

William Blair Small Cap Value Fund:

0.95% of average daily net assets

William Blair Income Fund:

.25% of the first $250 million of average daily net assets; plus

.20% of average daily net assets over $250 million; plus

5.00% of the gross income earned by the Fund

William Blair Institutional International Growth Fund:

1.00% of the first $500 million of average daily net assets; plus

0.95% of the next $500 million of average daily net assets; plus

0.90% of the next $1.5 billion of average daily net assets; plus

0.875% of the next $2.5 billion of average daily net assets; plus

0.85% of the next $5 billion of average daily net assets; plus

0.825% of the next $5 billion of average daily net assets; plus

0.80% of the average daily net assets over $15 billion

William Blair Small-Mid Cap Growth Fund:

1.00% of average daily net assets

William Blair Emerging Markets Growth Fund:

1.10% of average daily net assets

William Blair International Small Cap Growth Fund:

1.00% of average daily net assets

William Blair Mid Cap Growth Fund:

0.90% of average daily net assets

William Blair Bond Fund:

0.30% of average daily net assets

William Blair Global Leaders Fund:

0.85% of average daily net assets

William Blair Emerging Markets Leaders Fund:

1.10% of average daily net assets

William Blair Low Duration Fund:

0.30% of average daily net assets

William Blair Emerging Markets Small Cap Growth Fund:

1.10% of average daily net assets

William Blair Macro Allocation Fund:

0.80% of average daily net assets

William Blair Small-Mid Cap Value Fund:

0.85% of average daily net assets

William Blair International Leaders Fund:

0.85% of average daily net assets

William Blair Small-Mid Cap Core Fund:

0.90% of average daily net assets

William Blair Emerging Markets Debt Fund:

0.65% of average daily net assets

APPENDIX B

DATE OF END OF INITIAL TERM

For the William Blair Growth Fund, the William Blair International Growth Fund, the William Blair Small Cap Value Fund, and the William Blair Income Fund:

April 30, 2000

For the William Blair Large Cap Growth Fund and the William Blair Small Cap Growth Fund:

April 30, 2001

For the William Blair Institutional International Growth Fund:

April 30, 2004

For the William Blair Small-Mid Cap Growth Fund:

April 30, 2005

For the William Blair Emerging Markets Growth Fund, the William Blair International Small Cap Growth Fund and the William Blair Mid Cap Growth Fund:

April 30, 2007

For the William Blair Bond Fund, the William Blair Global Leaders Fund and the William Blair Emerging Markets Leaders Fund:

April 30, 2009

For the William Blair Low Duration Fund:

April 30, 2011

For the William Blair Emerging Markets Small Cap Growth Fund, the William Blair Macro Allocation Fund and the William Blair Small-Mid Cap Value Fund:

April 30, 2013

For the William Blair International Leaders Fund:

April 30, 2014

For the William Blair Small-Mid Cap Core Fund:

April 30, 2021

For the William Blair Emerging Markets Debt Fund:

April 30, 2022